Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-105311 of Penske Automotive Group, Inc. on Form S-8 of our report dated June 25, 2008, appearing in this Annual Report of the Penske Automotive Group 401(k) Savings and Retirement Plan for the year ended December 31, 2007.
/s/ DELOITTE & TOUCHE LLP
Detroit, Michigan
June 25, 2008